Power of Attorney
I, Terrance L. Carlson, 710 Medtronic Parkway, Minneapolis, MN
55432-5604 do hereby appoint each of:

Gary A. Nelson, Vice President, Risk Management and Legal
Administrative Services,
Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Neil P. Ayotte, Senior Legal Counsel,
Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange
Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 8th day of October, 2004.



/s/ Terrance L. Carlson
Terrance L. Carlson

Specimen Signature of Attorney(s)-in-Fact


/s/ Gary A. Nelson
Gary A. Nelson


/s/ Neil P. Ayotte
Neil P. Ayotte


STATE OF MINNESOTA	)

COUNTY OF ANOKA	)

The foregoing instrument was acknowledged before me this 8th day of October, 2004.


/s/ Anne M. Ziebell
Notary Public